Exhibit 99.1

FirstEnergy Corp.	For Release: February 2, 2023
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Relations Contact:
Tricia Ingraham	Irene Prezelj
(330) 384-5247	(330) 384-3859

FirstEnergy Announces $3.5 Billion Equity Capital Agreement to Further Enhance Financial Position and Support Sustainable, Long-Term Growth

Brookfield Super-Core Infrastructure Partners to acquire additional 30% ownership interest in FirstEnergy Transmission, LLC (FET); FirstEnergy to remain majority owner and sole operator

Attractive valuation and efficient form of financing support accelerated balance sheet improvements; nearly $1 billion increase in 5-year capital plan focused on smart grid and clean energy transition

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) today announced it has entered into a definitive agreement to sell an additional 30% ownership interest in its FirstEnergy Transmission, LLC (FET) business to Brookfield Super-Core Infrastructure Partners (Brookfield). Upon closing of the transaction, proceeds from the $3.5 billion all-cash deal will further strengthen FirstEnergy’s financial position and support its goal to be a premier utility with sustainable, long-term growth as it enables the clean energy transition.

FET is the holding company for three of FirstEnergy’s FERC-regulated transmission utility subsidiaries: American Transmission Systems, Incorporated (ATSI); Mid-Atlantic Interstate Transmission, LLC (MAIT); and Trans-Allegheny Interstate Line Company (TrAILCo) – which comprise one of the largest transmission systems in PJM. FirstEnergy also owns transmission assets in New Jersey, Pennsylvania, West Virginia and Maryland that are not part of FET.

In May 2022, FirstEnergy completed the sale of a 19.9% non-controlling interest in FET to Brookfield. Upon closing of the transaction announced today, FirstEnergy will remain the majority owner of FET, and FirstEnergy’s workforce will continue to operate the business. FirstEnergy will retain nearly 70% of its overall regulated transmission portfolio.

“We are pleased to expand our partnership with Brookfield, one of the world’s largest and most respected infrastructure investors,” said John W. Somerhalder, FirstEnergy’s board chair, interim president and chief executive officer. “This agreement efficiently raises capital at an attractive valuation and speaks to the strength and potential of our regulated growth strategies. It positions FirstEnergy to drive value for shareholders as we further optimize our financial position and plan for additional smart grid and clean energy investments in our regulated transmission and distribution businesses.”

During 2022, FirstEnergy reduced holding company debt by $2.5 billion, or more than 30% compared to year-end 2021. Proceeds from this second transaction with Brookfield will be used to accelerate improvements in the company’s credit profile as it targets a funds-from-operations to debt ratio of 14-15%, consistent with strong investment-grade companies.

Additionally, FirstEnergy today announced it has increased its 2021-2025 long-term growth plan to nearly $18 billion, an increase of approximately $1 billion from the $17 billion target established in 2021. Later this year, the company plans to provide an updated long-term growth forecast, which will include additional investments to support a more resilient and modern grid and the transition to a low-carbon future. FirstEnergy plans to provide full year 2023 guidance and other financial updates when it releases fourth quarter and full year 2022 earnings on February 13.

“This additional investment in FirstEnergy Transmission demonstrates our commitment to building strong partnerships with premier infrastructure asset owners and operators, like FirstEnergy, that share our focus on long-term value creation,” said Eduardo Salgado, Managing Partner in Brookfield’s Infrastructure Group and head of Brookfield Super-Core Infrastructure Partners (BSIP). “This is a very attractive opportunity that firmly aligns with BSIP’s strategy of investing in high quality, resilient businesses that combine growth and defensive characteristics to generate stable cash flows across market cycles.”

The transaction is expected to close by early 2024, subject to customary closing conditions, including receiving applicable regulatory approvals and clearances.

J. P. Morgan Securities LLC is serving as lead financial advisor and Citigroup Global Markets is serving as financial advisor to FirstEnergy for this transaction. Moelis & Company LLC is serving as financial advisor and provided a fairness opinion to the FirstEnergy Board of Directors. Jones Day is serving as legal advisor to FirstEnergy. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to Brookfield.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate approximately 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

Additional information about the transaction can be found on our Investor Information website, https://investors.firstenergycorp.com/investor-materials/webcasts-and-presentations/.

Forward-Looking Statements: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the completion of the transactions contemplated by the Purchase Agreement on the anticipated terms and timing or at all, including the receipt of regulatory approvals; the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into on July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation, and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining dismissal of the derivative shareholder lawsuits; changes in national and regional economic conditions, including recession, inflationary pressure, supply chain disruptions, higher energy costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; weather conditions, such as temperature variations and severe weather conditions, or other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity, cybersecurity, and climate change; the ability to accomplish or realize anticipated benefits from our FE Forward initiative and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, greenhouse gas reduction goals, controlling costs, improving our credit metrics, growing earnings and strengthening our balance sheet; the changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; the risks associated with cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, or energy efficiency and peak demand reduction mandates; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (“SEC”) filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s filings with the SEC, including, but not limited to, the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.

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